                             CINERGY EESTI OSAUHING

                             ARTICLES OF ASSOCIATION

1    BUSINESS NAME, LOCATION AND FIELDS OF OPERATION

1.1  The business name of the private  limited company is Cinergy Eesti Osauhing
     (abbreviated as Cinergy Eesti OU).
1.2  The  location of the private  limited  company is Tallinn,  the Republic of
     Estonia.

1.3  The areas of activity of the company are:

          Holding,  management,  acquisition and disposal of investments and the provision  of  services  in respect of the same,  except the  services which require activity license.

The  company  may  enter  into all  transactions  that are  either  directly  or indirectly  necessary  for the  attainment of its goal.  The company may,  inter alia,  acquire  companies of the same or similar type or  participate in them in any form whatsoever.  The company may establish structural units both in Estonia and abroad.

1.4  The  financial  year of the  company  shall be a calendar  year.  The first financial  year  commences as of entry in the Registry and terminates on 31
     December of the subsequent year.

2    SHARE CAPITAL AND SHARES

2.1  The minimum  amount of the share  capital of the  company is 40,000  (forty thousand)  kroons and the  maximum  amount of the share  capital is 160,000
     (one hundred and sixty thousand) kroons.

2.2  Each  EEK100  (one  hundred  kroons)  of a  share  grants  one  vote to the shareholder.

2.3  Shares may be paid for by monetary and non-monetary contributions. Monetary contributions  shall be paid into the bank  account  of the  company in the nominal value of shares. The valuation of a non-monetary contribution shall be performed by an expert  appointed by the management board of the company
     (hereinafter  the  Board).  An  auditor  shall  audit the  valuation  if so provided for by law.

2.4  The company has the right to issue shares above par (premium).

3    MANAGEMENT

3.1  The activities of the company are directed by the shareholders.

3.2  Shareholders  shall  adopt  resolutions  at  the  meeting  of  shareholders
     (hereinafter  the  Meeting)  or  without  calling  the  Meeting by taking a written vote.

3.3  The  Meeting  takes  place at least once  annually,  on 30th  June,  at the latest.

3.4  The Meeting shall be called by the Board that sends a notice of the Meeting to all  shareholders at least ten (10) days before the Meeting,  indicating the  place,  date,  time and  agenda for the  Meeting  and other  important circumstances  related to the Meeting.  A shareholder may add new issues to the  agenda of the  Meeting  within  seven (7) days  after  receiving  such notice.

3.5  The shareholders shall be solely competent to:

3.5.1 amend the articles of association;
3.5.2 increase or reduce the share capital;
3.5.3elect and  remove  members of the Board and  decide on  transacting  with a member of the Board,  and to appoint the  representative  of the company in such transaction;
3.5.4 approve the annual report and to distribute profit;
3.5.5 divide a share;
3.5.6 elect an auditor;
3.5.7 designate a special audit;
3.5.8decide on assertion of claim against a member of the Board,  and to appoint the representative of the company in such claim;
3.5.9decide upon the dissolution,  merger,  division and  transformation  of the company.

3.6  The Meeting  shall elect the  chairman of the Meeting and the  secretary at the minutes.

3.7  The  shareholders'  Meeting has a quorum if more than one-half of the votes granted by shares are  represented  at the  Meeting.  A  resolution  of the shareholders  is adopted if more than one-half of the votes  represented at the Meeting are in favour of the  resolution,  save in cases referred to in
     Articles 3.5.1,  3.5.2, and 3.5.9 hereof that require a two-thirds majority of votes.

3.8  Any voting,  also on appointment of members of the supervisory board unless otherwise  provided by law,  may be oral,  on the  condition  that the vote shall be cast by ballot if so requested by a voting  shareholder  or his or her  representative.  A  written  vote  shall  be  cast  by  ballots,  each indicating the name of the voting  shareholder or his or her representative and other details  required under the voting  procedure  established at the shareholders'  Meeting.  A person  appointed by the chairman of the meeting shall count all votes cast by ballot.

3.9  A  shareholder  may  participate  in the  Meeting  in person  or  through a representative.  The  proxy of the  representative  shall be  presented  in writing.

3.10 The Meeting of  shareholders  shall be held at the  location of the company unless unanimously decided otherwise by the shareholders.

3.11 A list of  shareholders  attending  the  Meeting  shall be  prepared at the
     Meeting of shareholders, indicating the names of the attending shareholders and the number of votes  granted by their  shares,  as well as the names of their proxies.  The list shall be signed by the chairman of the Meeting and the  secretary  at the  minutes,  also by the  shareholders  attending  the meeting  or the  representatives  of  such  shareholders.  The  proxies  of representatives shall be appended to the minutes of the Meeting.

3.12 Shareholders have the right to vote also on issues within the competence of the Board. Upon passing such resolutions, the shareholders shall be jointly and severally liable for any damage  wrongfully caused thereby similarly to the members of the Board.

3.13 Shareholders  have the right to adopt  resolutions  without  convening  the shareholders'  Meeting.  The Board shall send a written draft resolution to all  shareholders  in writing,  specifying the term,  which may not be less than forty-eight  (48) hours from the dispatch of the notice,  during which the  shareholder  must  submit  his or her vote in  writing  to the  Board.
     Shareholders who have failed to respond within such term shall be deemed to have voted against the resolution.  The Board shall prepare a report on the results of the vote and shall send copies thereof to all shareholders.  The report shall contain information required by law.

4    MANAGEMENT BOARD

4.1  The Board is the management body of the company that represents and directs the company.

4.2  The Board is composed of one to four members.

4.3  The members of the Board are elected for 3 (three) years.

4.4  A member of the Board may be removed upon a resolution of the  shareholders regardless of the reason.

4.5  Members of the Board  elect  from among  themselves  the  chairman  and the vice-chairman of the Board who shall organize the work of the Board.

4.6  The Board shall have the following responsibilities:

(i)  day-to-day management and representation of the company;
(ii) implementation of the resolutions of the shareholders;
(iii)preparing of the annual accounts,  activity report and profit  distribution proposal  ("the  Annual  Report")  and  presenting  it to the  shareholders pursuant to law;
(iv) arranging the bookkeeping of the company;
(v)  making  propositions to the  shareholders  regarding the  establishment  of reserve funds, distribution of profit and payment of dividends;
(vi) filing the Annual Report approved by the  shareholders  with the Commercial
     Registry;
(vii) maintaining the share ledger;
(viii) other  duties  assigned  to the  Board  under  law or these  articles  of association.

4.7  Members of the Board shall bear joint and several  liability  for breach of law or violation of the provisions  hereof and for damage wrongfully caused to the company or the  shareholders  due to negligence in performing  their obligations.

4.8  Members of the Board may arrange their  activities at their own  discretion in accordance with the law and the provisions  hereof.  The chairman or the vice-chairman  of the Board  shall  call a meeting  of the  Board.  A Board meeting  shall  have a quorum  if at least  two (2)  members  are  present, whereas one of them is the  chairman of the Board or a person  appointed by the chairman to substitute  for him and the other is the  vice-chairman  of the Board or a person appointed by the vice-chairman to substitute for him.
     Resolutions of the Board are passed by simple majority vote. Each member of the Board has one (1) vote. In the event of a tie the chairman of the Board has the casting vote.

4.9  In withdrawal of one or several members of the Board,  the other members of the Board may act; however if the number of members is insufficient to pass resolutions,  members  may  act  only  for the  purpose  of  replacing  the withdrawn  member(s)  of the Board by new  member(s) to be appointed at the shareholders'  Meeting  or by court,  and they  shall not have the right to vote on any other issues.

4.10 A notice in  writing  about  each  Board  meeting is sent to members of the
     Board at least  five  (5)  business  days  prior  to the  respective  Board meeting, unless otherwise agreed by the Board members in writing. A written agenda of the meeting shall be appended to such notice. The meeting may not vote on issues that were not initially on the agenda, except if all members of the Board are present at the meeting and they are in favour of the issue being taken on the agenda.

4.11 A member of the Board may participate in a Board meeting through the medium of the conference telephone or similar  telecommunication  media,  provided that all  members of the Board  attending  the meeting are able to hear and speak to each  other  throughout  the  meeting.  A member  of the  Board so participating  at the meeting is deemed attending the meeting in person and is,  accordingly,  counted  in the  quorum  and  has  the  right  to  vote.
     Resolutions  passed by  members  of the Board in such a manner  are  deemed valid and effective and validly and  effectively  transacted at the meeting of the Board,  notwithstanding  the fact that fewer than two (2) members of the Board are physically present.

4.12 Resolutions  of the Board shall be recorded in minutes.  The members of the
     Board  attending  the Board  meeting  shall  sign the  minutes  at the next meeting of the Board.

5    SIGNATORY RIGHTS

5.1  Each board  member may  represent  the Company  solely in any legal acts or transaction  or series of  connected  transactions  in respect of which the
     Company incurs a maximum  liability not exceeding 100,000 EEK. In all other legally  binding  acts the  Company  may only be  represented  by two board members  jointly.  The signatory rights of the Board may be restricted by a resolution of shareholders.

6    ANNUAL REPORTS AND BALANCE SHEET

6.1  The company  shall  organize  its  bookkeeping,  financial  accounting  and statistical  accounting  and shall prepare and present  annual  reports and balance sheets  according to the established  procedures and regulations of the  Republic of Estonia.  The company  shall  observe  generally  accepted
     accounting   practices  and  other   principles  and   instructions  to  be
     established by the Meeting .

7    TRANSFER OF SHARES

7.1  A shareholder may freely transfer his or her share.

8    INCREASING AND REDUCING OF SHARE CAPITAL

8.1  The share capital may be increased or reduced only upon a resolution of the
     Meeting and after amending the articles of association accordingly.

8.2  The share capital may increased as follows:

(i)  by issue of new shares;
(ii) by increasing the nominal value of existing shares.

8.3  The  share  capital  may  be  increased   with  or  without   supplementary
     contributions.

8.4  A  shareholder  has the  preemptive  right to  acquire  the  shares  issued additionally  by the company in proportion to the existing  shareholding of the shareholder.

8.5  If the  supplementary  contribution to the share capital is not made by the deadline  provided by the  Meeting,  the Meeting may decide to increase the share capital by the amount of actual contributions or to refund the actual monetary,  in kind or other non-monetary  contributions and to deem that no supplementary contributions were made to the share capital.

8.6  The share capital may be reduced as follows:

8.6.1by reducing the nominal value of existing shares;  8.6.2 by repurchasing of the shares by the company and by reducing the share  capital by the nominal value of such shares;  or 8.6.3 by cancelling  the shares  presented by the shareholders for reducing the share capital.

9    RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

9.1  A  shareholder  has the right to a share of the net  profit of the  company
     (dividend) in proportion to the nominal value of his or her share.

9.2  A shareholder  shall be liable for damage wrongfully caused to the company, another  shareholder  or a third person.  A  shareholder  shall not be held liable  for  the  damage  if the  shareholder  did not  participate  in the adoption of the resolution  that was the basis for causing the damage or if the shareholder voted against such resolution.

10   DISTRIBUTION OF PROFIT, RESERVE CAPITAL

10.1 A shareholder  shall be paid a part of the profit  (dividend) in proportion to  the  nominal  value  of his or her  share  unless  unanimously  decided otherwise by the shareholders.

10.2 The treasury  shares of the company shall not be taken into account for the purpose of profit distribution.

10.3 Shareholders shall be entitled to net profit unless the distribution of the profit among the shareholders is excluded under law or a resolution adopted at the meeting of shareholders.

10.4 In order to cover a loss and to  increase  the share  capital  the  company forms reserve  capital that shall be one-tenth of the share  capital.  Each year  one-twentieth  of the net profit shall be  transferred to the reserve capital until the reserve capital reaches the prescribed amount.

11   AUDITOR

11.1 With  a  resolution  of  the  shareholders,   the  shareholders  may  elect
     auditor(s)  of the company for a single audit or for a designated  term. If the  company  has an  auditor,  the Board  shall  present  the  name(s)  of auditor(s) to the Commercial Registry.

12   DISSOLUTION

12.1 The Company shall be dissolved:

12.1.1 by a resolution of the shareholders;
12.1.2 by a court order (compulsory liquidation);
12.1.3 on other bases prescribed by law.

12.2 A company shall be liquidated upon  dissolution  pursuant to the provisions of this Article hereof and the laws of the Republic of Estonia.

12.3 The Meeting shall appoint the  liquidators and has the right to appoint new liquidators from time to time.

12.4 The authority of the Board and of the executives of the company  related to the  company  shall  expire upon  appointment  of the  liquidators,  on the condition  that the  liability  and  obligations  of the  Board  and of the executive  staff  shall  not  expire  until  after  the end of  liquidation proceedings of the company.

12.5 During  liquidation  proceedings  the company  shall retain the status of a legal entity, with the notation "likvideerimisel" [in liquidation] appended to the business name of the company.

12.6 After  satisfaction  of the claims of creditors and the  performance of all other obligations of the company, each shareholder has the right to a share of the remaining financial and tangible assets of the company.

12.7 The property of the shareholders that is in the possession of or being used by the company shall be returned to the shareholders.

12.8 Upon the date of deletion of the  company  from the  Registry or upon other term  prescribed  by the valid laws,  the company  shall be deprived of all rights of a legal entity.

These  articles of  association  were approved by the  foundation  resolution of
November 1, 2000 in Tallinn.

Martin Simovart
Acting for the Founder
of Cinergy Eesti OU